UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 10, 2015

PETRONE WORLDWIDE INC.

(Exact name of Registrant as specified in its charter)

NEVADA	000-30380	87-0652348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2685 Hackney Road

Weston, Florida 3331

(Address of principal executive offices)

(855) 297-3876

(Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement Agreement

On February 10, 2015, the Board of Directors of Petrone Worldwide Inc., a Nevada corporation (the "Company") authorized the execution of that certain settlement agreement dated February 10, 2015 (the "Settlement Agreement") with Victor Petrone, the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and sole member of the Board of Directors of the Company ("Petrone"). During fiscal year 2014, Petrone has incurred substantial time in providing services to the Company before and subsequent to the filing of its registration statement on Form 10 in June 2014, which have advanced the Company and its business operations including, but not limited to: (i) establishing considerable number of contacts and contractual arrangements involving the importing and exporting industry of hotel guest room amenities and furniture and international hospitality; (ii) providing specialized knowledge and consulting services to the Company on operational strategies and management and traveling extensively internationally; (iii) establishing and maintaining public and investor relations; (iv) establishing procedures to ensure compliance with accounting standards, rules and regulations relating to a public company; (v) preparation and filing of the registration statement and all subsequent associated reports and coordination of edgar filings; and (vi) working with market makers regarding trading on the open market in a number of different markets and obtaining financing (collectively, the "Services"). The Company and Petrone had a verbal agreement commencing September 1, 2014 that Petrone would be paid a monthly fee of $50,000 as compensation for rendering of such Services.

Therefore, on February 10, 2015, the Company and Petrone entered into the Settlement Agreement pursuant to which the Company agreed to settle the amount due and owing of $150,000 for September 1, 2014 through December 31, 2014 (the "Debt") by the issuance of its shares of restricted common stock at a per share price of $0.01. See "Section 3. Item 3.02 Unregistered Sales of Equity Securities" below.

Executive Service Agreement

On February 10, 2015, the Board of Directors of the Company authorized the execution of that certain six-year executive service agreement with Petrone dated January 1, 2015 (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) as the President/Chief Executive Officer and Treasurer/Chief Financial Officer, Petrone shall render to the Company the Services; (ii) the Company shall pay to Petrone a monthly fee of $50,000 (the “Executive Fee”) and an expense allowance in such amounts as may from time to time be agreed to by and between the Executive and the Company; (iii) the Company shall grant to Petrone an aggregate of 1,000,000 stock options (the “Stock Options”) under its 2015 Stock Option Plan (the “Stock Option Plan”), which stock options shall expire ten (10) years from February 10, 2015 and the exercise price shall be the $0.10; (iv) any party can terminate the Executive Service Agreement upon thirty (30) days written notice to the other party, however, in the event the Company terminates the Executive Service Agreement prior to the termination date for any reason other than Petrone's gross negligence, the Company shall pay Petrone an amount equal to one (1) year of Executive Fees within thirty (30) days of written notice of termination; and (v) where a change of control occurs prior to the termination, then Petrone will be entitled at any time within one (1) month of the occurrence of the change of control, to terminate the Executive Service Agreement by giving the other party thirty (30) days notice in writing of his intention to terminate and then the Company or the legal successor to the Company will be obligated to pay a termination bonus (the “Termination Bonus”) to Petrone equal to the greater of the remaining Executive Fees for the term of Executive Service Agreement or one (1) year of Executive Fees in addition to all unpaid amounts due and owing to Petrone by the Company at the time of such termination.

The foregoing is a summary description of the terms and conditions of the Settlement Agreement and the Executive Service Agreement and does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement and the Executive Service Agreement, a form of which each is filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 10, 2015, the Board of Directors of the Company authorized the issuance of 15,000,000 shares of restricted common stock at a per share price of $0.001 to Petrone in accordance with the terms and provisions of the Settlement Agreement and as full and complete satisfaction of the Debt. The shares of common stock were issued to Petrone in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Petrone acknowledged that the securities to be issued have not been registered under the Securities Act and that he understood the economic risk of an investment in the securities.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Settlement Agreement dated February 10, 2015 between Petrone Worldwide Inc. and Victor Petrone.

10.2 Executive Service Agreement dated January 1, 2015 between Petrone Worldwide Inc. and Victor Petrone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.
DATE: March 4, 2014	/s/ Victor Petrone Name: Victor Petrone Title: President/Chief Executive Officer

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